UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2011
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On February 3, 2011, Wright Medical Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) disclosing the entry into an Amended and Restated Supply Agreement (the “Supply Agreement”) with LifeCell Corporation, a business unit of Kinetic Concepts, Inc. and a Trademark License Agreement (the “License Agreement”) with KCI Medical Resources. Included as Exhibits 10.1 and 10.2 to the Form 8-K were copies of the Supply Agreement and the License Agreement, respectively. Portions of the Supply Agreement and Trademark License Agreement were redacted pursuant to a confidential treatment request submitted by the Company to the U.S. Securities and Exchange Commission (the “SEC”).
     After discussion with the SEC regarding the confidential treatment request, the Company hereby amends the Form 8-K filed on February 3, 2011 and files versions of Exhibits 10.1 and 10.2 that include portions of the agreements that were previously redacted. Exhibits 10.1 and 10.2 filed herewith supersede in their entirety Exhibits 10.1 and 10.2 that were previously filed with the Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Supply and Development Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and LifeCell Corporation

10.2*	Trademark License Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and KCI Medical Resources

99†	Press Release, dated January 31, 2011, issued by Wright Medical Group, Inc.

*	Confidential treatment requested under 17 CFR 24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.

†	Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 17, 2011

WRIGHT MEDICAL GROUP, INC.
By:	/s/ David D. Stevens
David D. Stevens
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amended and Restated Supply and Development Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and LifeCell Corporation

10.2*	Trademark License Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and KCI Medical Resources

*	Confidential treatment requested under 17 CFR 24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.